UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

FIRST NIAGARA FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 625-7500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2009, First Niagara Financial Group, Inc. (the “Company”) entered into a Warrant Repurchase Agreement (the “Repurchase Agreement”) with the United States Department of the Treasury (“Treasury”) to repurchase for $2.7 million the warrant to purchase 953,096 shares of Company common stock issued and sold to the Treasury in connection with the Company’s issuance and sale of 184,011 shares of Fixed Rate Cumulative Perpetual Preferred Stock (the “Preferred Stock”). On May 27, 2009, the Company redeemed the Preferred Stock for $184.0 million plus accrued and unpaid dividends. The Repurchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

A press release dated June 29, 2009 announcing this transaction is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
10.2	Repurchase Agreement, dated June 24, 2009, between the United States Department of the Treasury and First Niagara Financial Group, Inc.
99.1	Press release dated June 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE:	June 29, 2009

By:   /s/ Michael W. Harrington

        Michael W. Harrington
        Chief Financial Officer
        (Duly authorized representative)

EXHIBIT INDEX

Exhibit No.	Description
10.2	Repurchase Agreement, dated June 24, 2009, between the United States Department of the Treasury and First Niagara Financial Group, Inc.
99.1	Press release dated June 29, 2009